Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2025 relating to the Hotel101 Global Holdings Corp. financial statements appearing in the prospectus of Hotel101 Global Holdings Corp. dated June 2, 2025 (File No. 333-287130), as of December 31, 2024 and for the period from March 13, 2024 (date of inception) to December 31, 2024.

/s/ Marcum llp

New York, NY

December 11, 2025